Exhibit 3.1

ROSS MILLER	Filed in the office of	Document Number
Secretary of State		20140693360-34
206 North Carson Street, Suite 4	/s/ Ross Miller	Filing Date and Time
(775) 684-5708	Ross Miller	09/30/2014 10:37 AM
Carson City, Nevada 89701-4298	Secretary of State	Entity Number
Website: nvsos.biz	State of Nevada	E0500432014-6

ARTICLES OF INCORPORATION
(PURSUANT TO NRS CHAPTER 78)

(This document was filed electronically.)
SPACE IS FOR OFFICE USE ONLY
USE BLACK INK ONLY – DO NOT HIGHLIGHTABOVE
1.Name of
Corporation:	INBIT CORP

2.Registered Agent	[X] Commercial registered Agent:	INCORP SERVICES, INC
For service of process	[ ] Noncommercial Registered Agent OR [ ] Office or Position with Entity (name and address below) (name and address below)	Name
(check only one box)
Name of Noncommercial registered agent OR Name of Title of Office or Other Position with Entity

	Address	City		Zip Code

	Optional Mailing Address	City	State	Zip Code

3.Shares:
(number of shares	Number of shares	Par value	Number of shares
corporation is	with par value: 75000000	per share: 0.001	without par value:	0
authorized to issue)

4.Names & Addresses	1) VIKTOR ZEZIULIA
of the Board of	Name
Directors/Trustees:
(each Director/Trustee	616 CORPORATE WAY, SUITE 2-3305	VALLEY COTTAGE	NY	10989
must be a natural person	Street Address	City	State	Zip Code
at least 18 years of age:
(attach additional page	2. Name
if there is more than 3
directors/trustees)
	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional- see instructions)	ANY LEGAL PURPOSE

6.Names, Address	VIKTOR ZEZIULIA	X /S/ VIKTOR ZEZIULIA
and Signature of	Name	Signature
Incorporator.
(attach additional page	616 CORPORATE WAY, SUITE 2-3305	VALLEY COTTAGE	ny	10989
if there is more than 1	Address	City	State	Zip Code
incorporator).

7.Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	XINCORP SERVICES, INC.			9/30/2014
	Authorized Signature of R. A. or On Behalf of R. A. Company			Date
This form must be accompanied by appropriate fees.